Exhibit 99.1

JP Energy Partners LP Announces Third Quarter 2016 Financial Results

IRVING, Texas, November 7, 2016 – JP Energy Partners LP (NYSE: JPEP) (“JP Energy”, “we,” “our,” or “us”) today announced financial and operating results for the third quarter of 2016.

JP Energy reported a net loss of $6.9 million for the third quarter of 2016, compared to a net loss of $8.4 million for the third quarter of 2015, and reported Adjusted EBITDA of $7.3 million for the third quarter of 2016, compared to $10.4 million for the third quarter of 2015. Adjusted EBITDA for the third quarter of 2015 included $3.0 million of corporate overhead support from our general partner. Distributable Cash Flow was $4.7 million for the third quarter of 2016, resulting in a distribution coverage ratio for the quarter of approximately 0.4x.

For the nine months ended September 30, 2016, JP Energy reported a net loss of $12.5 million, compared to a net loss of $12.7 million for the nine months ended September 30, 2015, and reported Adjusted EBITDA of $36.3 million for the first nine months of 2016, compared to $32.7 million for the first nine months of 2015. Adjusted EBITDA for the first nine months of 2016 and 2015 included $5.0 million and $3.0 million, respectively, of corporate overhead support from our general partner. Distributable Cash Flow was $29.3 million for the first nine months of 2016, resulting in a distribution coverage ratio for the first nine months of 2016 of approximately 0.8x.

“First, I would like to discuss our recently announced proposed merger with American Midstream Partners,” said J. Patrick Barley, Executive Chairman, President and Chief Executive Officer of JP Energy. “We view the deal as an attractive opportunity to combine two growing midstream franchises that will benefit from scale and diversity, commercial and expense synergies as well as improved liquidity and access to the capital markets.  We are excited about the growth potential at both companies, as well as expected additional M&A and drop-down opportunities the combined company may pursue.   During the third quarter, we continued to execute on our efficiency and expense reduction efforts across the business and experienced significant year-over-year Adjusted EBITDA growth across our Pipelines and Storage and Refined Products Terminals segment.  We are beginning to see early signs of a production recovery around our Silver Dollar pipeline system, including by our anchor tenants.  Despite these positives, we continue to work through significant volume and margin pressure in our NGL business, resulting in a decline year-over-year in EBITDA in that segment.  We have been negatively impacted by a decline in oilfield service related propane volumes as well as the prolonged impact of the previous winter’s unseasonably warm weather.  As a result of these factors, we expect Adjusted EBITDA for full year 2016 to be at the low end of our previously disclosed $42-$48 million guidance range excluding corporate overhead support.  We will continue to manage costs, grow our business and prudently use our balance sheet as we work toward the closing of the merger.”

Review of Segment Performance

Crude Oil Pipelines and Storage – Adjusted EBITDA for our Crude Oil Pipelines and Storage segment was $7.3 million for the third quarter of 2016, compared to $5.0 million for the third quarter of 2015. The increase was driven by improved crude oil sales margins and lower operating and G&A expenses, partially offset by lower volumes. The increase in crude oil sales margins is primarily due to the capturing of more favorable margins associated with previously stored inventory during contango market conditions as well as more favorable regional pricing spreads on bulk purchased crude oil.

Refined Products Terminals and Storage – Adjusted EBITDA for our Refined Products Terminals and Storage segment was $3.1 million for the third quarter of 2016, compared to $2.3 million for the third quarter of 2015. The increase was due to an increase in refined products sales related to timing of our sale of excess volumes in the third quarter of 2016 as well as lower operating and G&A expenses.

NGL Distribution and Sales – Adjusted EBITDA for our NGL Distribution and Sales segment was $2.2 million for the third quarter of 2016, compared to $6.1 million for the third quarter of 2015. The decrease was driven by lower NGL and refined products sales margins and volumes, partially offset by lower operating and G&A expenses. The average NGL and refined product sales margin decreased due to less favorable market conditions during the quarter and the reduction in NGL and refined products sales volumes was primarily due to a decline in volumes associated with oilfield services as a result of lower exploration and production activity during the quarter and the prolonged impact of last winter’s unseasonably warm weather.

Recent Developments

AMID Merger Agreement

On October 24, 2016, JP Energy announced that we and our general partner entered into an Agreement and Plan of Merger (“LP Merger Agreement”) with American Midstream Partners, L.P. (“AMID”), American Midstream GP, LLC, the general partner of AMID (“AMID GP”), and two indirect and wholly owned subsidiaries of AMID (“Merger Sub” and “GP Sub”, respectively). The LP Merger Agreement provides that we will be merged with and into Merger Sub (“AMID Merger”), with us surviving the merger as a wholly owned subsidiary of AMID.  In conjunction with the transaction, ArcLight Capital Partners, LLC (“ArcLight”), the sponsor of both American Midstream and JP Energy, will combine the general partners of the two companies with the general partner of AMID continuing in its current form.  In connection with the closing of the merger, our general partner will cease to be our general partner and GP Sub will be admitted as our sole general partner.

Under the terms of the Merger Agreement, AMID common units will be issued to JP Energy public unitholders at an exchange ratio of 0.5775:1 and to affiliates of ArcLight that hold our common units and subordinated units at an exchange ratio of 0.5225:1, resulting in a blended average exchange ratio of approximately 0.55:1. Consideration received by JP Energy public unitholders is structured as a unit-for-unit exchange valued at $8.63 per common unit based on AMID’s closing unit price as of October 21, 2016, representing a 14.5% premium to the closing price of JP Energy’s common units of $7.54 on October 21, 2016 and a 14.2% premium to the volume weighted average closing price of JP Energy common units for the last 20 trading days ending October 21, 2016.

The receipt of the merger consideration is expected to be tax-free to our unitholders.

We have received corporate overhead support from our general partner in each quarter since the third quarter of 2015.  This support is evaluated on a quarterly basis by our general partner.  As a part of the planned merger with AMID, ArcLight affiliates have agreed to provide additional support to the combined partnership to achieve average annual distributable cash flow per unit accretion of approximately 5% for 2017 and 2018.  In addition, affiliates of ArcLight have agreed to reimburse us for all costs associated with the proposed merger transaction.  Due to these significant additional support commitments, our general partner has determined not to provide any corporate overhead support for the third quarter of 2016.

The transaction is expected to close in late 2016 or early 2017, subject to customary closing conditions, including effectiveness of a registration statement on Form S-4 related to the issuance of new AMID common units to the JP Energy unitholders, approval by (i) a majority of common units held by public unitholders and (ii) a majority of subordinated units, and regulatory approvals. Until the closing of the proposed merger, AMID and JP Energy will continue to operate independently.

Cash Distributions

On October  21, 2016, JP Energy announced that it would pay on November 11, 2016, to unitholders of record on November 4, 2016, a cash distribution of $0.3250 per common and subordinated unit for the three month period ended September 30, 2016.

Earnings Conference Call Information

We will hold a conference call on Tuesday, November 8, 2016, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) to discuss our third quarter 2016 financial results. The call can be accessed live over the telephone by dialing (877) 407-0784, or for international callers, (201) 689-8560. A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers (412) 317-6671.  The passcode for the replay is 13648287.  The replay will be available until November 22, 2016.

Interested parties may also listen to a simultaneous webcast of the conference call by logging onto JP Energy’s website at www.jpenergypartners.com in the Investors section. A replay of the webcast will also be available for approximately 30 days following the conference call.

About JP Energy Partners LP

JP Energy Partners LP (JPEP) is a publicly traded, growth-oriented limited partnership that owns, operates, develops and acquires a diversified portfolio of midstream energy assets. Our operations currently consist of: (i) crude oil pipelines and storage; (ii) refined products terminals and storage; and (iii) NGL distribution and sales, which together provide midstream infrastructure solutions for the growing supply of crude oil, refined products and NGLs in the United States. To learn more, please visit our website at www.jpenergypartners.com.

Use of Non-GAAP Financial Measures

Adjusted EBITDA, distributable cash flow and adjusted gross margin are supplemental, non-GAAP financial measures used by management and by external users of our financial statements, such as investors and commercial banks, to assess:

•	our operating performance as compared to those of other companies in the midstream sector, without regard to financing methods, historical cost basis or capital structure;
•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders; and
•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that the presentation of Adjusted EBITDA, distributable cash flow and adjusted gross margin provides information useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to Adjusted EBITDA and distributable cash flow are net income (loss) and cash flow from operating activities, respectively, and the GAAP measure most directly comparable to adjusted gross margin is operating income (loss). These non-GAAP measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Each of these non-GAAP financial measures exclude some, but not all, items that affect the most directly comparable GAAP financial measure. Because Adjusted EBITDA, distributable cash flow and adjusted gross margin may be defined differently by other companies in the our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

We define Adjusted EBITDA as net income (loss) plus (minus) interest expense (income), income tax expense (benefit), depreciation and amortization expense, asset impairments, (gains) losses on asset sales, certain non-cash charges such as non-cash equity compensation, non-cash vacation expense, non-cash (gains) losses on commodity derivative contracts (total (gain) loss on commodity derivatives less net cash flow associated with commodity derivatives settled during the period) and selected (gains) charges and transaction costs that are unusual or non-recurring. We define distributable cash flow as Adjusted EBITDA plus proceeds from the sale of assets, less net cash interest paid, income taxes paid and maintenance capital expenditures. We define adjusted gross margin as total revenues minus cost of sales, excluding depreciation and amortization, and certain non-cash charges such as non-cash vacation expense and non-cash gains (losses) on derivative contracts (total gain (losses) on commodity derivatives less net cash flow associated with commodity derivatives settled during the period).

Forward-Looking Statements

Disclosures in this press release contain “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,”

“foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature.  These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.  All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions.  Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to the price of, demand for and production of, crude oil, refined products and NGLs in the markets we serve; the volumes of crude oil that we gather, transport and store, the throughput volumes at our refined products terminals and our NGL sales volumes; the fees we receive for the crude oil, refined products and NGL volumes we handle; pressures from our competitors, some of which may have significantly greater resources than us; the cost of propane that we buy for resale, including due to disruptions in its supply, and whether we are able to pass along cost increases to our customers; competitive pressures from other energy sources such as natural gas, which could reduce existing demand for propane; the risk of contract cancellation, non-renewal or failure to perform by our customers, and our inability to replace such contracts and/or customers; leaks or releases of hydrocarbons into the environment that result in significant costs and liabilities; the level of our operating, maintenance and general and administrative expenses; regulatory action affecting our existing contracts, our operating costs or our operating flexibility; failure to secure or maintain contracts with our largest customers, or non-performance of any of those customers under the applicable contract; competitive conditions in our industry; changes in the long-term supply or production of and demand for oil and natural gas; volatility of fuel prices; actions taken by our customers, competitors and third-party operators; our ability to complete growth projects on time and on budget; inclement or hazardous weather conditions, including flooding, and the physical impacts of climate change; environmental hazards; industrial accidents; changes in laws and regulations (or the interpretation thereof) related to the transportation, storage or terminaling of crude oil and refined products or the distribution and sales of NGLs; fires, explosions or other accidents; the effects of future litigation; satisfaction of the conditions to the completion of the proposed AMID Merger, including receipt of the approval of our unitholders; the timing and likelihood of completion of the proposed AMID Merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the proposed merger that could reduce anticipated benefits or cause the parties to abandon the proposed transaction; the possibility that the expected synergies and value creation from the proposed AMID Merger will not be realized or will not be realized within the expected time period; the risk that the businesses of JPEP and AMID will not be integrated successfully; disruption from the proposed AMID Merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred in connection with the proposed AMID Merger; the possibility that the proposed AMID Merger does not close, including due to the failure to satisfy the closing conditions;  the amount of corporate overhead support provided by our general partner, if any, and other factors discussed from time to time in each of our documents and reports filed with the Securities and Exchange Commission. Any forward-looking statement applies only as of the date on which such statement is made and we do not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

This communication may be deemed to relate to a proposed business combination between AMID and JP Energy. In connection with the proposed transaction, AMID and/or JP Energy expect to file a proxy statement/prospectus and other documents with the SEC. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE. These documents (when they become available), and any other documents filed by AMID or JP Energy with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus by phone, e-mail or written request by contacting the investor relations department of AMID or JP Energy at the following:

American Midstream Partners, LP 2103 City West Blvd. Bldg. 4, Suite 800 Houston, TX 77042 Attention: Investor Relations Phone: 713-815-3900	JP Energy Partners LP 600 East Las Colinas Blvd Suite 2000 Irving, TX 75039 Attention: Investor Relations Phone: 972-444-0300

Participants in the Solicitation

AMID, JP Energy and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed merger. Information regarding the directors and executive officers of AMID is contained in AMID’s Form 10-K for the year ended December 31, 2015, which was filed with the SEC on March 7, 2016. Information regarding the directors and executive officers of JP Energy is contained in JPEP’s Form 10-K for the year ended December 31, 2015, which was filed with the SEC on February 29, 2016. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger will be included in the proxy statement/prospectus.

JP ENERGY PARTNERS LP

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
	2016	2015

	(in thousands, except unit data)
ASSETS
Current assets
Cash and cash equivalents	$1,768	$1,987
Accounts receivable, net	45,625	60,519
Receivables from related parties	600	8,624
Inventory	8,827	4,786
Prepaid expenses and other current assets	4,722	4,168
Current assets of discontinued operations held for sale	—	2,730
Total Current Assets	61,542	82,814

Non-current assets
Property, plant and equipment, net	281,316	291,454
Goodwill	216,692	216,692
Intangible assets, net	122,256	134,432
Deferred financing costs and other assets, net	2,666	3,223
Noncurrent assets of discontinued operations held for sale	—	6,644
Total Non-Current Assets	622,930	652,445
Total Assets	$684,472	$735,259

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable	$37,250	$45,933
Payables to related parties	88	—
Accrued liabilities	16,833	15,260
Capital leases and short-term debt	27	107
Customer deposits and advances	3,871	3,742
Current portion of long-term debt	933	454
Current liabilities of discontinued operations held for sale	—	640
Total Current Liabilities	59,002	66,136

Non-current liabilities
Long-term debt	159,000	162,740
Other long-term liabilities	1,350	1,463
Total Liabilities	219,352	230,339

Commitments and Contingencies

Partners’ capital
General Partner	13,068	5,568
Common units (22,119,170 units authorized; 18,532,298 and 18,465,320 units issued and outstanding as of September 30, 2016 and December 31, 2015, respectively)	243,189	266,691
Subordinated units (18,197,249 units authorized; 18,124,560 and 18,127,678 units issued and outstanding as of September 30, 2016 and December 31, 2015, respectively)	208,863	232,661
Total Partners’ Capital	465,120	504,920
Total Liabilities and Partners’ Capital	$684,472	$735,259

JP ENERGY PARTNERS LP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

 (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands, except unit and per unit data)
REVENUES
Crude oil sales	$83,695	$105,489	$207,083	$358,940
Crude oil sales - related parties	—	196	—	196
Gathering, transportation and storage fees	4,873	6,453	15,654	20,047
Gathering, transportation and storage fees - related parties	707	926	2,552	1,206
NGL and refined product sales	26,930	34,773	105,697	127,028
NGL and refined product sales - related parties	—	—	244	—
Refined products terminals and storage fees	3,439	3,373	9,889	9,549
Other revenues	3,161	3,431	9,946	10,414
Total revenues	122,805	154,641	351,065	527,380

COSTS AND EXPENSES
Cost of sales, excluding depreciation and amortization	91,379	119,430	242,119	411,744
Operating expense	15,856	18,765	48,345	52,668
General and administrative	9,659	10,530	30,307	35,406
Depreciation and amortization	11,498	11,775	34,663	34,055
Loss on disposal of assets, net	761	17	2,451	1,402
Total costs and expenses	129,153	160,517	357,885	535,275

OPERATING LOSS	(6,348)	(5,876)	(6,820)	(7,895)

OTHER INCOME (EXPENSE)
Interest expense	(683)	(1,350)	(5,216)	(3,848)
Other income, net	100	107	627	468

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(6,931)	(7,119)	(11,409)	(11,275)

Income tax benefit (expense)	40	(82)	(536)	(333)

LOSS FROM CONTINUING OPERATIONS	(6,891)	(7,201)	(11,945)	(11,608)

DISCONTINUED OPERATIONS
Net loss from discontinued operations	—	(1,247)	(539)	(1,112)

NET LOSS	$(6,891)	$(8,448)	$(12,484)	$(12,720)

Basic and diluted loss per unit
Net loss from continuing operations allocated to common units	$(3,426)	$(3,587)	$(5,876)	$(5,714)
Net loss allocated to common units	$(3,426)	$(4,215)	$(6,148)	$(6,273)
Weighted average number of common units outstanding - basic and diluted	18,530,690	18,465,839	18,508,508	18,343,137
Basic and diluted net loss from continuing operations per common unit	$(0.18)	$(0.19)	$(0.32)	$(0.31)
Basic and diluted net loss per common unit	$(0.18)	$(0.23)	$(0.33)	$(0.34)

Net loss from continuing operations allocated to subordinated units	$(3,465)	$(3,614)	$(6,069)	$(5,894)
Net loss allocated to subordinated units	$(3,465)	$(4,233)	$(6,336)	$(6,447)
Weighted average number of subordinated units outstanding - basic and diluted	18,124,560	18,142,293	18,125,318	18,159,181
Basic and diluted net loss from continuing operations per subordinated unit	$(0.19)	$(0.20)	$(0.33)	$(0.32)
Basic and diluted net loss per subordinated unit	$(0.19)	$(0.23)	$(0.35)	$(0.36)

Distributions declared per common and subordinated unit	$0.325	$0.325	$0.975	$0.975

JP ENERGY PARTNERS LP

NON-GAAP RECONCILIATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)
Segment Adjusted EBITDA
Crude oil pipelines and storage	$7,340	$5,038	$19,071	$16,467
Refined products terminals and storage	3,087	2,261	9,992	7,601
NGL distribution and sales	2,244	6,135	20,902	22,996
Discontinued operations	—	(326)	(371)	1,607
Corporate and other	(5,416)	(2,661)	(13,276)	(15,971)
Total Adjusted EBITDA	7,255	10,447	36,318	32,700
Depreciation and amortization	(11,498)	(11,775)	(34,663)	(34,055)
Interest expense	(683)	(1,350)	(5,216)	(3,848)
Income tax benefit (expense)	40	(82)	(536)	(333)
Loss on disposal of assets, net	(761)	(17)	(2,451)	(1,402)
Unit-based compensation	(451)	(301)	(1,393)	(803)
Total gain (loss) on commodity derivatives	94	(866)	(642)	(1,985)
Net cash payments for commodity derivatives settled during the period	550	8,373	1,082	14,400
Early settlement of commodity derivatives	—	(8,745)	—	(8,745)
Non-cash inventory costing adjustment	(1,353)	—	(227)	—
Corporate overhead support from general partner	—	(3,000)	(5,000)	(3,000)
Transaction costs and other	(84)	(211)	412	(2,930)
Discontinued operations	—	(921)	(168)	(2,719)
Net loss	$(6,891)	$(8,448)	$(12,484)	$(12,720)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)
Segment Adjusted gross margin
Crude oil pipelines and storage	$10,298	$8,259	$27,826	$26,409
Refined products terminals and storage	3,867	3,480	12,317	10,524
NGL distribution and sales	17,970	24,709	68,590	75,233
Total Adjusted gross margin	32,135	36,448	108,733	112,166
Operating expenses	(15,856)	(18,765)	(48,345)	(52,668)
General and administrative	(9,659)	(10,530)	(30,307)	(35,406)
Depreciation and amortization	(11,498)	(11,775)	(34,663)	(34,055)
Loss on disposal of assets, net	(761)	(17)	(2,451)	(1,402)
Total gain (loss) from commodity derivative contracts	94	(866)	(642)	(1,985)
Net cash payments for commodity derivatives settled during the period	550	8,373	1,082	14,400
Early settlement of commodity derivatives	—	(8,745)	—	(8,745)
Non-cash inventory costing adjustment	(1,353)	—	(227)	—
Other non-cash items	—	1	—	(200)
Operating loss	$(6,348)	$(5,876)	$(6,820)	$(7,895)

JP ENERGY PARTNERS LP

NON-GAAP RECONCILIATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)

Net cash provided by operating activities	$16,748	$4,944	$47,732	$24,266
Depreciation and amortization	(11,498)	(12,343)	(34,874)	(35,768)
Derivative valuation changes	1,109	11,024	(373)	14,625
Amortization of deferred financing costs	(243)	(227)	(725)	(682)
Unit-based compensation	(451)	(323)	(1,393)	(875)
Loss on disposal of assets	(761)	14	(2,337)	(1,395)
Bad debt expense	(90)	(307)	(29)	(999)
Corporate overhead support from general partner	(3,500)	—	(7,500)	—
Other non-cash items	103	7	526	193
Changes in assets and liabilities	(8,308)	(11,237)	(13,511)	(12,085)
Net loss	$(6,891)	$(8,448)	$(12,484)	$(12,720)
Depreciation and amortization	11,498	11,775	34,663	34,055
Interest expense	683	1,350	5,216	3,848
Income tax (benefit) expense	(40)	82	536	333
Loss on disposal of assets, net	761	17	2,451	1,402
Unit-based compensation	451	301	1,393	803
Total (gain) loss on commodity derivatives	(94)	866	642	1,985
Net cash payments for commodity derivatives settled during the period	(550)	(8,373)	(1,082)	(14,400)
Early settlement of commodity derivatives	—	8,745	—	8,745
Non-cash inventory costing adjustment	1,353	—	227	—
Corporate overhead support from general partner	—	3,000	5,000	3,000
Transaction costs and other	84	211	(412)	2,930
Discontinued operations	—	921	168	2,719
Adjusted EBITDA	$7,255	$10,447	$36,318	$32,700
Less:
Cash interest paid, net of interest income	1,450	1,238	3,981	3,209
Cash taxes paid	-	-	650	450
Maintenance capital expenditures, net	1,077	585	2,386	2,290
Distributable cash flow	$4,728	$8,624	$29,301	$26,751
Less:
Distributions	12,097	12,028	36,320	36,040
Amount less than distributions	$(7,369)	$(3,404)	$(7,019)	$(9,289)
Distribution coverage	0.39x	0.72x	0.81x	0.74x

JP ENERGY PARTNERS LP

SUPPLEMENTAL OPERATIONAL DATA

(Unaudited)

		Three Months Ended September 30,
Segment	Key Operational Data	2016	2015	Change

Crude oil pipelines and storage	Crude oil pipeline throughput (Bbls/d) (1)	25,308	28,240	(2,932)
Crude oil pipelines and storage	Crude oil sales (Bbls/d) (1)	23,349	25,184	(1,835)
Refined products terminals and storage	Terminal and storage throughput (Bbls/d)	55,675	66,967	(11,292)
NGL distribution and sales	NGL and refined product sales (Mgal/d)	140	175	(35)

(1)

Represents the average daily throughput volume and sales volume in our crude oil pipelines and storage operations. The volumes in our crude oil storage operations have no effect on operations as we receive a set fee per month that does not fluctuate with the volume of crude oil stored.

Source: JP Energy Partners LP

JP Energy Partners LP

Investor Relations, 866-912-3714

investorrelations@jpep.com